UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 29, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01.	Entry into a Material Definitive Agreement
On August 29, 2024, Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Series F Purchase Agreement”) with YA II PN, LTD. (“YA”) for the private placement (the “Series F Offering”) of 53,191 shares of Series F Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series F Preferred Stock”), including 3,191 shares representing an original issue discount of 6%. Northland Securities, Inc. acted as the Placement Agent and will receive fees in an amount equal to 3.5% of the gross transaction amount.
The transaction closed on August 30, 2024, for total gross proceeds to the Company of $50.0 million. The Company plans to use the proceeds from the Series F Offering for working capital and general corporate purposes.
Pursuant to the Series F Purchase Agreement, the Company has agreed to seek shareholder approval (“Nasdaq Stockholder Approval”) to enable the Series F Preferred Stock to become convertible into shares of common stock of the Company, par value $0.001 (“Common Stock”) under the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”). The Series F Preferred Stock will initially be non-convertible and will only become convertible upon, and subject to, the receipt of Nasdaq Stockholder Approval. If Nasdaq Stockholder Approval is obtained, the Series F Preferred Stock will not be subject to a customary exchange cap for purposes of conversion, but will remain subject to an exchange cap for purposes of voting with the Common Stock on an as-converted basis. If Nasdaq Stockholder Approval is not obtained for any reason, the Series F Preferred Stock will remain non-convertible and will not vote on an as-converted basis. The initial conversion price for the Series F Preferred Stock will be $7.00 per share (the “Initial Conversion Price). If the Initial Conversion Price is greater than the arithmetic average of the volume-weighted average price (“VWAP”) of the common stock for the three trading days immediately prior to the meeting of stockholders of the Company at which the Nasdaq Stockholder Approval is obtained (if obtained), then on the following trading day, the conversion price will be reset to such arithmetic average, subject to Nasdaq rules and regulations. The conversion price may thereafter be subject to further reset, on each of the 60th and 120th days after Nasdaq Stockholder Approval, if on each such date, the then effective conversion price is greater than the arithmetic average of the VWAP of the common stock for the three trading days immediately prior to each such date, as further described below. The conversion price cannot be reset below an amount prohibited by the rules and regulations of the Nasdaq, irrespective of the receipt of Nasdaq Stockholder Approval. Based on its initial stated value of $1,000 per share and the $7.00 Initial Conversion Price, the Series F Preferred Stock would be convertible into an aggregate of 7,598,714 shares of Common Stock.
The Company filed the Certificate of Designation (as defined below) with the Secretary of State of the State of Nevada on August 30, 2024. The summary of the material terms of the Series F Preferred Stock set forth below in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this Item 1.01 in its entirety.
The Series F Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and YA, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties.
Pursuant to the Series F Purchase Agreement, YA executed an Irrevocable Proxy dated August 30, 2024 (the “Proxy”) appointing the Company as proxy to vote in all matters submitted to the stockholders of the Company for a vote of all shares of the Series F Preferred Stock beneficially owned, directly or indirectly, by YA in accordance with the recommendation of the Company’s board of directors.
In addition, in connection with the Series F Offering, on August 29, 2024, the Company and YA entered into a registration rights agreement (the "Series F Registration Rights Agreement"), pursuant to which the Company agreed to register for resale the shares of Common Stock issuable to YA upon conversion of shares of Series F Preferred Stock within 45 days of signing of the Series F Purchase Agreement (subject to certain exceptions).
In connection with the Series F Offering, the Company also entered into a Second Amendment to the Prepaid Advance Agreements (“Amendment No. 2”) and a Third Amendment to Prepaid Advance Agreements (“Amendment No. 3”) with YA. Pursuant to the terms of Amendment No. 2, the Prepaid Advance Agreement dated as of March 27, 2024 by and between YA and the Company and the Prepaid Advance Agreement dated as of May 24, 2024 by and between YA and the Company (together, the “Prepaid Advance Agreements”) and the Optional Redemption provisions set forth in the promissory notes issued in connection therewith (the “YA Promissory Notes”), were amended such that the Company may only redeem early a portion or all amounts outstanding under the YA Promissory Notes in cash after January 1, 2025.

Pursuant to Amendment No. 3, the Prepaid Advance Agreements were amended to eliminate the $16.0 million per month conversion limitation that exists in the aggregate across the YA Promissory Notes.
The foregoing descriptions of the Series F Purchase Agreement, the Series F Registration Rights Agreement, the Proxy, Amendment No. 2 and Amendment No. 3 are qualified in their entirety by reference to the full text of each respective agreement, a copy of which is attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated in their entirety herein by reference. The representations, warranties and covenants contained in the Series F Purchase Agreement, the Series F Registration Rights Agreement, Amendment No. 2 and the Amendment No. 3 (if any) were made only for purposes of each respective agreement and as of a date specified therein, as applicable, are solely for the benefit of the parties to each such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.	Unregistered Sales of Equity Securities
The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Series F Preferred Stock is incorporated by reference herein in its entirety. The offer and sale of the Series F Preferred Stock pursuant to the Series F Purchase Agreement is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Series F Preferred Stock, nor shall there be an offer, solicitation or sale of the Series F Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On August 30, 2024, the Company filed a Certificate of the Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock with the Secretary of State of the State of Nevada designating 53,191 shares out of the authorized but unissued shares of its preferred stock as Series F Preferred Stock with a stated value of $1,000 per share (the “Certificate of Designation”). The following is a summary of the principal terms of the Series F Preferred Stock as set forth in the Certificate of Designation:
Series F Preferred Stock will rank on parity with the Company’s Series E Redeemable Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and may rank on parity with or senior to any other series of preferred stock issued by the Company from time to time in the future. The Series F Preferred Stock will rank senior to the Common Stock.
Each outstanding share of Series F Preferred Stock is entitled to receive, in preference to the Common Stock, cumulative dividends (“Preferential Dividends”), payable quarterly in arrears, at an annual rate of 8.0% of $1,000.00 per share of Series F Preferred Stock (the “Series F Stated Value”). Preferential Dividends shall be payable, at the option of the Company, either in‑kind through an accrual on the Stated Value of the Series F Preferred Stock or in cash. In addition, each holder of Series F Preferred Stock will be entitled to receive dividends equal to, on an as-converted to shares of the Common Stock basis, and in the same form as, dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.
Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of the Series F Preferred Stock will be entitled to receive distributions out of the assets of the Company in an amount per share equal to the then-current Series F Stated Value, whether capital or surplus before any distributions shall be made on any shares of the Common Stock.
If, and only if, the Series F Preferred Stock becomes convertible, the holders of Series F Preferred Stock will vote together with holders of Common Stock on an as-converted to Common Stock basis using the then effective Conversion Price (as defined below) subject to a cap on the maximum voting power as required under the Nasdaq rules and regulations.
Upon receipt of the Nasdaq Stockholder Approval (if such approval is obtained), the Series F Preferred Stock will become convertible into Common Stock at any time at the option of the holder at the Initial Conversion Price, subject to adjustments as set forth in the Series F Certificate of Designation and described below (the “Conversion Price”). In the event that on each of (i) the trading day immediately following the receipt of Nasdaq Stockholder Approval (the “Initial Reset Date”), (ii) the date that is 60 days after the Initial Reset Date (or if such date is not a trading day, the next succeeding trading day) (the “Second Reset Date”) and (iii) the date that is 60 days after the Second Reset Date (or if such date is not a trading day, the next succeeding trading date), the arithmetic average of the daily VWAP for each of the three trading days immediately preceding and ending on the trading day immediately preceding each such date is less than the then-effective Conversion Price, the Conversion Price will be reset to such lower price. However, in no event shall the Conversion Price be reset below the minimum price prescribed by the Nasdaq rules and regulations, irrespective of receipt of Nasdaq Stockholder Approval.
If, at any time following receipt of Nasdaq Stockholder Approval, the average price of the Common Stock exceeds 200% of the then-effective Conversion Price, the Company may require that the holders of Series F Preferred Stock convert all or a portion of their outstanding shares of Series F Preferred Stock into Common Stock at the then-effective Conversion Price, provided that, the Common Stock Liquidity Conditions (as defined and set forth in the Series F Certificate of Designation) have been satisfied (or waived in writing by the holder).
In connection with the occurrence of certain fundamental transactions of the Company or a Trading Failure (as defined in the Series F Certificate of Designation), the holders of the Series F Preferred Stock will have the right to redeem their shares of Series F Preferred Stock for cash, in an amount equal to the higher of (x) the then-current Series F Stated Value and (y)(i) in the case of a fundamental transaction, the value of the Series F Preferred Stock that would have been received if such Series F Preferred Stock was converted into Common Stock immediately prior to such fundamental transaction, or (ii) in the case of a Trading Failure, the value of the Series F Preferred Stock, as determined on an-converted to Common Stock basis, based on the lowest Conversion Price in effect during the period beginning on the date immediately preceding the Trading Failure and ending on the date the holder delivers a redemption notice. Additionally, at any time between December 31, 2024 and January 10, 2025, the holders of Series F Preferred Stock will have the right to redeem their shares of Series F Preferred Stock for the then-current Series F Stated Value.
The foregoing description of the Series F Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in its entirety herein by reference.

Item 8.01.	Other Events
Press Release
On August 30, 2024, the Company issued a press release announcing the Series F Offering. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Risk Factors
The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024.
The rights of holders of our Series F Preferred Stock rank senior to the rights of the holders of our Common Stock.
Holders of our Series F Preferred Stock have the right to receive a liquidation preference entitling it to be paid out of our assets available for distribution to stockholders, before any payment may be made to holders of any other class or series of capital stock, other than our Series E Preferred Stock, an amount equal to the greater of (a) 100% of the liquidation preference thereof plus all accrued dividends, or (b) the amount that such holder would have been entitled to receive upon our liquidation, dissolution and winding up if all outstanding shares of Series F Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.
In addition, dividends on the Series F Preferred Stock accrue and are cumulative at the rate of 8.0% per annum, payable quarterly in arrears. The dividends are to be paid, at the option of the Company, either in‑kind through an accrual on the stated value of the Series F Preferred Stock or in cash. The holders of our Series F Preferred Stock also have certain redemption rights. In connection with the occurrence of certain fundamental transactions of the Company or a Trading Failure (as defined in the Series F Certificate of Designation), the holders of the Series F Preferred Stock will have the right to redeem their shares of Series F Preferred Stock for cash, in an amount equal to the higher of (x) the then-current Series F stated value of $1000 and (y)(i) in the case of a fundamental transaction, the value of the Series F Preferred Stock that would have been received if such Series F Preferred Stock was converted into Common Stock immediately prior to such fundamental transaction, or (ii) in the case of a Trading Failure, the value of the Series F Preferred Stock, as determined on an-converted to Common Stock basis, based on the lowest Conversion Price in effect during the period beginning on the date immediately preceding the Trading Failure and ending on the date the holder delivers a redemption notice. Additionally, at any time between December 31, 2024 and January 10, 2025, the holders of Series F Preferred Stock will have the right to redeem their shares of Series F Preferred Stock for the then-current Series F stated value.
These dividend payment and redemption related obligations could impact our liquidity and reduce the amount of cash available to us for our working capital needs, capital expenditures, funding growth opportunities, acquisitions, and other general corporate purposes. Our obligations to the holders of Series F Preferred Stock could also limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on our financial condition. The preferential rights could also result in divergent interests between the holders of Series F Preferred Stock and holders of our Common Stock.
Our shares of Series F Preferred Stock have voting rights and could have a dilutive effect on our stockholders.
Our board of directors has approved the creation and issuance of an aggregate of 53,191 shares of Series F Preferred Stock, all of which were issued on August 30, 2024 to YA in connection with the Series F Offering.
The Series F Preferred Stock is convertible into shares of Common Stock, if and when the Nasdaq Stockholder Approval is obtained, at a conversion price per share which is subject to adjustments pursuant to the terms of the Certificate of Designation filed with the Nevada Secretary of State in connection with the creation and issuance of the Series F Preferred Stock. Based on the initial stated value of the Series F Preferred Stock of $1,000 per share and the $7.00 initial conversion price, the Series F Preferred Stock would be convertible into an aggregate of 7,598,714 shares of Common Stock. As such, upon any conversion of the Series F Preferred Stock, the holders of our Common Stock may experience dilution.
In addition, if, and only if, the Series F Preferred Stock becomes convertible, the holders of Series F Preferred Stock will vote together with holders of our Common Stock on an as-converted to Common Stock basis using the then effective conversion price subject to a cap on the maximum voting power as required under the Nasdaq rules and regulations. In connection with the Series F Offering, YA, the holder of all of the Series F Preferred Stock, granted an irrevocable proxy, in favor of and for the benefit of the Company, for as long as the Series F Preferred Stock remains outstanding, to vote all of its shares of the Series F Preferred Stock on all matters on which the Series F Preferred Stock is entitled to vote, in any manner that our board of directors may determine in its sole and absolute discretion. Furthermore, collectively, our directors and executive officers as a group beneficially own approximately 16% of our outstanding Common Stock. The interests of our board of directors and executive officers may differ from the interests of our other stockholders.
In addition to the dilutive effect on the voting power and value of our Common Stock, the foregoing structure of our capital stock and the existence of, and voting rights associated with, our Series F Preferred Stock could result in our management having significant influence over all matters requiring shareholder approval, including the election of our directors and approval of significant corporate transactions. This concentration of ownership and voting power in our management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by our stockholders other than management, as well as making the removal of our management more difficult.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of the Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Irrevocable Proxy, dated August 30, 2024, by YA II PN, LTD.
10.4	Consent, Waiver and Second Amendment to Prepaid Advance Agreements, dated August 21, 2024, by and between Applied Digital Corporation and YA II PN, LTD.
10.5	Consent, Waiver and Third Amendment to Prepaid Advance Agreements, dated August 29, 2024, by and between Applied Digital Corporation and YA II PN, LTD.
99.1	Press Release dated August 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	August 30, 2029	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer